EXHIBIT 10



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                        AGREEMENT TO EXCHANGE SECURITIES

                                     BETWEEN

                        ADVANCED CANNABIS SOLUTIONS, INC.

            CERTAIN SHAREHOLDERS OF ADVANCED CANNABIS SOLUTIONS, INC.
                                       AND

                               PROMAP CORPORATION


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                                      INDEX
                                                                      Page

ARTICLE I - EXCHANGE OF SECURITIES ................................     5

ARTICLE II - REPRESENTATIONS AND WARRANTIES .......................     5
2.0l    -  Organization ...........................................     5
2.02    -  Capital ................................................     5
2.03    -  Directors and Officers .................................     5
2.04    -  Financial Statements ...................................     5
2.05    -  Absence of Changes .....................................     6
2.06    -  Absence of Undisclosed Liabilities .....................     6
2.07    -  Tax Returns ............................................     6
2.08    -  Corporate Matters.......................................     6
2.09    -  Intellectual Property ..................................     6
2.l0    -  Contracts and Leases ...................................     6
2.11    -  Insurance Policies .....................................     6
2.12    -  Compliance with Laws ...................................     6
2.13    -  Litigation .............................................     7
2.14    -  Ability to Carry Out Obligations .......................     7
2.15    -  Full Disclosure.........................................     7
2.16    -  Assets .................................................     7
2A      -  Organization ...........................................     7
2B      -  Capital.................................................     7
2C      -  Directors and Officers, Compensation; Banks ............     7
2D      -  Financial Statements ...................................     7
2E      -  Absence of Changes .....................................     8
2F      -  Absence of Undisclosed Liabilities .....................     8
2G      -  Tax Returns ............................................     8
2H      -  Corporate Matters ......................................     8
2I      -  Intellectual Property ..................................     8
2J      -  Contracts and Leases ...................................     8
2K      -  Insurance Policies .....................................     9
2L      -  Compliance with Laws ...................................     9
2M      -  Litigation..............................................     9
2N      -  Ability to Carry Out Obligations .......................     9
2O      -  Full Disclosure.........................................     9
2P      -  Assets .................................................     9
2Q      -  SEC Documents...........................................     9
2R      -  Market for Common Stock ................................     9
2(i)    -  Ability to Carry Out Obligations........................    10
2(ii)   -  Restricted Securities ..................................    10
2(iii)  -  Risk Assessment ........................................    10
2(iv)   -  Share Certificates .....................................    10

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ARTICLE III - OBLIGATIONS BEFORE CLOSING ..........................    10
3.0l    -  Investigative Rights ...................................    10
3.02    -  Conduct of Business ....................................    10

ARTICLE IV - CONDITIONS PRECEDENT TO PERFORMANCE BY PROMAP..           10
4.01    -  Conditions .............................................    10
4.02    -  Accuracy of Representations.............................    10
4.03    -  Performance.............................................    10
4.04    -  Absence of Litigation ..................................    11
4.05    -       Other .............................................    11

ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY ACS
            AND THE ACS SHAREHOLDERS ...............................   11
5.01    -  Conditions ..............................................   11
5.02    -  Accuracy of Representations .............................   11
5.03    -  Performance .............................................   11
5.04    -  Absence of Litigation ...................................   11
5.05    -  Other ...................................................   11

ARTICLE VI - CLOSING ...............................................   12
6.01    -  Closing..................................................   12
6.02    -  Exchange of Securities ..................................   12
6.03    -  Officers and Directors ..................................   12
6.04    -  Sale of Promap Business .................................   12

ARTICLE VII - REMEDIES .............................................   12
7.01    -  Arbitration  ............................................   12
7.02    -  Costs ...................................................   12
7.03    -  Termination .............................................   12

ARTICLE VIII - MISCELLANEOUS ......................................    13
8.01    -  Captions and Headings ..................................    13
8.02    -  No Oral Change .........................................    13
8.03    -  Non-Waiver .............................................    13
8.04    -  Time of Essence ........................................    13
8.05    -  Entire Agreement .......................................    13
8.06    -  Governing Law ..........................................    13
8.07    -  Counterparts ...........................................    13
8.08    -  Notices ................................................    14
8.09    -  Binding Effect .........................................    14
8.10    -  Effect of Closing ......................................    14
8.11    -  Mutual Cooperation .....................................    14
8.12    -  Expenses ...............................................    14

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LIST OF EXHIBITS

Exhibit A - Allocation of Shares ..................................    19
Exhibit B - Officers and Directors (ACS) ..........................    20
Exhibit C - Financial Statements - Changes in Financial
            Condition (ACS) .......................................    21
Exhibit D - Patents, Trademarks, Trade Names,
            and Copyrights (ACS)...................................    22
Exhibit E - Material Contracts and Leases (ACS)....................    23
Exhibit F - Insurance Policies and Litigation (ACS)................    24
Exhibit G - Assets (ACS)...........................................    25
Exhibit H - Options, Warrants and Convertible Securities (ACS).....    26
Exhibit I - Officers and Directors, Bank Accounts, Safe
             Deposit Boxes, Powers of Attorney (Promap)............    27
Exhibit J - Financial Statements - Changes in Financial
             Condition (Promap)....................................    28
Exhibit K - Patents, Trademarks, Trade Names and
             Copyrights (Promap) ..................................    29
Exhibit L - Material Contracts (Promap) ...........................    30
Exhibit M - Insurance Policies and Litigation (Promap) ............    31
Exhibit N - Options, Warrants and Convertible Securities (Promap)..    32

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                        AGREEMENT TO EXCHANGE SECURITIES


     THIS AGREEMENT, made this 14th day of August, 2013, by and between Advanced Cannabis Solutions, Inc. ("ACS"), and certain shareholders of ACS (the "ACS Shareholders"), and Promap Corporation ("Promap"), is made for the purpose of setting forth the terms and conditions upon which Promap will acquire all the outstanding shares of ACS in exchange for shares of Promap's common stock.

     In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

     1.01 Subject to the terms and conditions of this Agreement, Promap agrees to issue, and the ACS Shareholders agree to accept, 12,100,000 shares of Promap's common stock (the "Stock") in exchange for 12,100,000 outstanding shares of ACS (the "Shares"). The shares of Promap will be issued to the ACS Shareholders in accordance with Exhibit A attached to this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     ACS represents and warrants to Promap that:

     2.01 Organization. ACS is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.02 Capital. The authorized capital stock of ACS consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 12,910,000 shares of common stock are outstanding as of the date hereof. At closing, ACS will not have any outstanding shares of preferred stock. Except as listed on Exhibit H, there are no subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments outstanding obligating ACS to issue or to transfer from treasury any additional shares of its capital stock. All outstanding shares of ACS are validly issued, fully paid and not assessable and not subject to any preemptive rights.

     2.03 Directors and Officers. Exhibit B to this Agreement contains the names and titles of all directors and officers of ACS.

     2.04 Financial Statements. Exhibit C to this Agreement contains the balance sheet of ACS as of July 31, 2013. The ACS balance sheet is complete and correct in all material respects and fairly presents in all material respects the financial condition of ACS at such date and shows all material liabilities, absolute or contingent, of ACS.

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     2.05  Absence of  Changes.  There has not been any change in the  financial condition or results of operations of ACS, except changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     2.06 Absence of Undisclosed Liabilities. ACS did not as of July 31, 2013 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

     2.07 Tax Returns. (Reserved).

     2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Promap shall have the opportunity between the date of this Agreement and the Closing to meet with ACS's accountants and attorneys to discuss the financial condition of ACS. ACS shall make available to Promap the books and records of ACS. Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records. The minutes of ACS are a complete and accurate record of all meetings of the shareholders and directors of ACS and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of ACS's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of ACS contains an accurate record of all transactions with respect to the capital stock of ACS.

     2.09 Patents, Trademarks, Trade Names, and Copyrights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by ACS. No person other than ACS owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of ACS's business.

     2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of ACS presently in existence or which have been agreed to by ACS (whether written or oral). Except as disclosed on Exhibit E, ACS is not in default under of these agreements or leases.

     2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by ACS concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

     2.12 Compliance with Laws. ACS has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business.

     2.13 Litigation. Other than discloser on Exhibit F, ACS is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ACS, threatened against or affecting ACS or its business, assets, or financial condition. ACS is

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not in default with  respect to any order,  writ,  injunction,  or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. ACS is not engaged in any legal action to recover moneys due to ACS or damages sustained by ACS.

     2.14 No Further Consent. No consent, approval, order, or authorization, of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality is required in connection with the execution, delivery and performance of this Agreement.

     2.15 Full Disclosure. None of the representations and warranties made by the ACS Principals, or in any certificate or memorandum furnished or to be furnished by the ACS Principal, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.16 Assets. At closing, ACS will have the assets shown on Exhibit G.

     Promap represents and warrants to ACS and the ACS Shareholders that:

     2A. Organization. Promap is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on Promap.

     2B. Capital. The authorized capital stock of Promap consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. Immediately prior to Closing, 1,724,200 shares of common stock will be issued and outstanding. At Closing, Promap will not have any outstanding shares of preferred stock. All of the shares are validly issued, fully paid, and non-assessable. At Closing, there will be no outstanding preferred shares and no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Promap to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit N.

     2C. Directors and Officers' Compensation; Banks. Exhibit I to this Agreement contains: (i) the names and titles of all directors and officers of Promap and all persons whose compensation from Promap as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which Promap has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from Promap and a summary of the terms thereof.

     2D. Financial Statements. Exhibit J to this Agreement sets forth the balance sheet of Promap as of June 30, 2013, and the related statement of income for the period then ended (the "Promap Financial Statements"). The Promap Financial Statements comply as to form in all material respects with applicable requirements of the U.S. Securities and Exchange Commission with respect

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thereto,  are accurate and in  accordance  with the books and records of Promap, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, except as may be indicated in the notes thereto or as permitted by rules of the Securities and Exchange Commission.

     2E. Absence of Changes. Since June 30, 2013, there has not been any material change in the financial condition or operations of Promap, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit J.

     2F. Absence of Undisclosed Liabilities. Promap did not as of June 30, 2013 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit J.

     2G. Tax Returns. Within the times and in the manner prescribed by law, Promap has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on Promap. No federal income tax returns of Promap have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in Promap's balance sheet as of June 30, 2013, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Promap.

     2H. Investigation of Financial Condition of ProMap. Without in any manner reducing or otherwise mitigating the representations contained herein, ACS shall have the opportunity to meet with Promap's accountants and attorneys to discuss the financial condition of Promap. Promap shall make available to ACS the books and records of Promap. The minutes of Promap are a complete and accurate record of all meetings of the shareholders and directors of Promap and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

     2I. Patents, Trademarks, Trade Names, and Copyrights. Exhibit K attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by Promap. No person other than Promap owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Promap's business.

     2J.  Contracts  and  Leases.  The list of  material  contracts  itemized in
Promap's annual report on Form 10-K for the year ended December 31, 2012 contains all of the material contracts, leases and other agreements of Promap presently in existence or which have been agreed to by Promap. Except as listed in Exhibit L, Promap is not a party to any other material contract or agreement, whether written or oral. Except as noted on Exhibit L, Promap is not in default under any of these agreements or leases.

     2K. Insurance Policies. Exhibit M to this Agreement is a description of all insurance policies held by Promap concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit M and are in full force and effect.

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     2L. Compliance with Laws. Promap has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. Promap does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

     2M. Litigation. Other than as disclosed on Exhibit M, Promap is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Promap, threatened against or affecting Promap or its business, assets, or financial condition. Promap is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Promap is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit M.

     2N. Ability to Carry Out Obligations. Promap has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Promap and the performance by Promap of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Promap is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Promap, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Promap or would create any obligations for which Promap would be liable, except as contemplated by this Agreement.

     2O. Full Disclosure. None of the representations and warranties made by Promap, or the Brishlin Principals, or in any certificate or memorandum furnished or to be furnished by Promap, or the Promap Principals, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. Promap and the Promap Principals have disclosed to ACS all reasonably foreseeable contingencies which, if such contingencies transpire, would have a material adverse effect on Promap.

     2P. Assets. Promap has good and marketable title to all of its property, free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever.

     2Q. SEC Documents. Promap has furnished ACS with copies of its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the period ended June 30, 2013. These reports are accurate in all material respects.

     2R. Market for Common Stock. Promap's common stock is quoted on the OTC Bulletin Board. No letter "E" has been appended to Promap's common stock during the past twenty-four months and Promap has not received any notice of the possible or pending delisting of Promap's common stock.

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      The ACS Shareholders represent and warrant the following to Promap:

     2(i). Ability to Carry Out Obligations. Each ACS Shareholder, severally and not jointly, represents to Promap that he, she or it has the right, power, and authority to enter into, and perform his, her or its obligation under this Agreement, and that all necessary corporate actions needed to transfer shares of ACS to Promap have been taken. The execution and delivery of this Agreement by such Shareholder and the delivery by such Shareholder of the shares in ACS pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, mortgage, or agreement to which he, she or it is a party, or by which he, she or it may be bound, and any consents or authorizations of any party which are required, have been duly obtained or will be obtained at or prior to the Closing. Each ACS Shareholder, severally and not jointly, represents and warrants to Promap that the shares of ACS that such Shareholder will deliver at closing will be free of any liens or encumbrances.

     2(ii). Restricted Securities. Each ACS Shareholder understands that the shares being acquired from Promap represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

     2(iii). Risk Assessment. The ACS Shareholders represent that they are sophisticated investors and have the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Promap. In making the decision to invest in Promap and signing this Agreement, they have relied on their own knowledge and upon independent investigations made by them. In addition, they represent that they
(i) have been given the full opportunity and time in which to carry out a "due diligence" investigation of Promap and anything else related to Promap, (ii) have received in the course of such "due diligence" investigation all materials, information, documentation and answers which they requested and obtained information necessary to verify the accuracy of the information provided to them, (iii) were satisfied with the results of the investigation, (iv) have consulted with their own tax and legal advisors concerning the effect of this transaction on their personal financial and tax situations and have not relied on any other person in regards thereto, and (v) it appears to them suitable for their objectives and therefore have signed this Agreement.

     2(iv). Share Certificates. Each ACS Shareholder represents and warrants to Promap that the Shareholder has not received a certificate representing the Shareholder's interest in ACS as shown on Exhibit A. At the closing of this Agreement, and by virtue of such Shareholder's signature to this Agreement, the shares of ACS owned by the ACS Shareholder will be assigned to Promap in exchange for the shares of Promap shown on Exhibit A.

                                   ARTICLE III
                           OBLIGATIONS BEFORE CLOSING

     3.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books,

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contracts,  commitments,  records and  correspondence  and  communications  with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     3.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing. However, and notwithstanding any provision in this Agreement to the contrary, Promap hereby assents and permits ACS to raise further financing in any manner.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO PERFORMANCE BY PROMAP

     4.01 Conditions. Promap's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article IV. Promap may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Promap of any other condition of or any of Promap's other rights or remedies, at law or in equity, if ACS shall be in default of any of its representations, warranties, or covenants under this agreement.

     4.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ACS in this Agreement or in any written statement that shall be delivered to Promap by ACS under this Agreement shall be true on and as of the Closing Date as though made at those times.

     4.03 Performance. ACS shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. ACS shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

     4.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

     4.05 Other. In addition to the other provisions of this Article IV, Promap's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o    the liabilities of ACS will not exceed $10,000.

                                    ARTICLE V
     CONDITIONS PRECEDENT TO PERFORMANCE BY ACS AND THE ACS SHAREHOLDERS

     5.01 Conditions. ACS and the ACS Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article V. ACS and the ACS Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ACS and the ACS Shareholders of any other condition of or any of ACS's or the ACS Shareholders' other rights or remedies, at law or in equity, if Promap shall be in default of any of its representations, warranties, or covenants under this agreement.

     5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Promap in this Agreement or in any written statement that shall be delivered to ACS by Promap under this Agreement shall be true on and as of the Closing Date as though made at those times.

     5.03 Performance. Promap shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. Promap shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

     5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

     5.05 Other. In addition to the other provisions of this Article V, ACS obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o    The liabilities of Promap will not exceed its assets;

     o Promap will cause the cancellation of 8,000,000 shares of its outstanding common stock; and

     o Promap will not have more than 1,724,200 outstanding shares of common stock.

                                   ARTICLE VI
                                     CLOSING

     6.0l Closing. The closing of this transaction shall be held at the offices of Hart and Hart, or such other location as the parties may agree. Unless the closing of this transaction takes place before August 20, 2013, then either party may terminate this Agreement without liability to the other party, excluding claims for breaches of obligations by any party hereto prior to such termination.

     6.02 Exchange of Securities. On the Closing Date, 12,100,000 outstanding shares of the common stock of ACS will be exchanged for 12,100,000 fully paid and non-assessable shares of Promap in accordance with Exhibit A. It is understood that share certificates will not be exchanged as the closing.

     6.03 Officer and Directors. At the closing of this Agreement, Promap will cause Robert Frichtel to be appointed as a director of ProMap. Following such appointment, Steven Tedesco and Robert Carrington, Jr. will resign as officers of Promap. Ten days after the filing of a Rule 14f-1 information statement, Steven Tedesco and Robert Carrington, Jr., will resign as directors of Promap.

     6.04 Sale of Promap Business. Following the closing, Promap will negotiate with Steven Tedesco in good faith concerning the sale of the Promap business, as in effect immediately prior to the closing, to Mr. Tedesco.

                                   ARTICLE VII
                                    REMEDIES

     7.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in placeCityDenver, StateColorado.

     7.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     7.03 Termination. In addition to the other remedies, Promap or ACS may on or prior to the Closing Date terminate this Agreement, without liability to the other party:

     (i) If any bona fide action or proceeding shall be pending against Promap or ACS on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

     (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

     (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

     8.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

     8.06 Governing Law. This Agreement and its application shall be governed by the laws of Colorado.

     8.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Advanced Cannabis Solutions, Inc.

         Robert Frichtel
         7750 N. Union Blvd., Suite 210
         Colorado Springs, Colorado 80920

      With copy to:

         William T. Hart
         Hart & Hart, LLC
         1624 Washington Street
         Denver, CO 80203

      Promap Corporation

        Steven Tedesco
        6855 S. Havana St., Suite 400
        Centennial, CO 80112

      With a copy to:

        Jon Sawyer
        Jin, Schaver & Saad
        600 17th St.
        Suite 2700, South Tower
        South Tower
        Denver, CO 80202

     8.09 Binding Effect. This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

     8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty of any party to this Agreement, then Promap (if such misrepresentation is made by ACS) or ACS ( if such misrepresentation is made by Promap) may recind this Agreement during the 90 day period following the closing of this Agreement.

     8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

     8.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    ADVANCED CANNABIS SOLUTIONS, INC.


                                    By:/s/ Robert L. Fritcel
                                       ----------------------------------
                                       Robert  L.  Frichtel,  Chief  Executive
Officer


                                    SHAREHOLDERS OF ADVANCED
                                    CANNABIS SOLUTIONS, INC.


                                    THE LIST CONSULTING LLC


                                    By:/s/ Robert Lopesino
                                       ----------------------------------
                                               Authorized Officer


                                      /s/ Robert Fritchell
                                      -----------------------------------
                                      Robert Fritchell


                                    COMOCO LLC


                                    By:/s/ Andrew Surendanath
                                       ----------------------------------
                                               Authorized Officer


                                    BGBW LLC


                                    By:/s/ Janet Morris
                                       ---------------------------------------
                                               Authorized Officer


                                    AMSABA CAPITAL LLC


                                    By:/s/ Keith Vogt
                                       ---------------------------------
                                               Authorized Officer

                                       Keith Vogt
                                       ---------------------------------
                                               Print name

                                    ROCKIES FUND, INC.


                                    By:/s/ Clifford C Thygesen
                                       --------------------------------
                                               Authorized Officer


                                       /s/ Stephen Calandrella
                                       --------------------------------
                                       Stephen Calandrella


                                   CAPCOM LTD.


                                    By:/s/ Kevin S. Contis
                                       ---------------------------------
                                               Authorized Officer


                                    SGS INCORPORATED


                                    By:/s/ Patrick Sweeney
                                       ---------------------------------
                                               Authorized Officer


                                    BCS CAPITAL LLC


                                    By:/s/ Rose Garcia
                                       ---------------------------------
                                               Authorized Officer


                                    TETON HEIGHTS CAPITAL LLC


                                    By:/s/ Sara Garcia
                                       ---------------------------------
                                               Authorized Officer


                                    STRATEGIC CAPITAL PARTNERS LLC


                                    By:/s/ Benjamin Barton
                                       --------------------------------
                                               Authorized Officer


                                      /s/ Jerry Lewis
                                      ---------------------------------
                                      Jerry Lewis

                                      /s/ Ben Hotchkiss
                                      ---------------------------------
                                      Ben Hotchkiss


                                    PROMAP CORPORATION


                                    By:/s/ Steven Tedesco
                                       --------------------------------
                                       Steven Tedesco, Chief Executive Officer

                                    EXHIBIT A

                      Allocation of Shares of Common Stock

                                   Shares of          Shares of Promap
Name of Shareholder                ACS Owned            to be Received
-------------------                ---------          ----------------

The List Consulting LLC            1,150,000             1,150,000
Robert Fritchel                    1,000,000             1,000,000
CoMoCo LLC                         2,000,000             2,000,000
BGBW LLC                           2,350,000             2,350,000
AMSABA Capital LLC                   660,000               660,000
Rockies Fund. Inc.                   600,000               600,000
Stephen Calandrella                  600,000               600,000
Capcom Ltd.                          600,000               600,000
SGS Incorporated                     600,000               600,000
BCS Capital LLC                      520,000               520,000
Teton Heights Capital LLC            520,000               520,000
Strategic Capital Partners LLC       500,000               500,000
Jerry Lewis                          500,000               500,000
Ben Hotchkiss                        500,000               500,000
                                  ----------            ----------
                                  12,100,000            12,100,000
                                  ==========            ==========

                                    EXHIBIT B

                          Officers and Directors (ACS)


      Name                          Position

      Robert L. Frichtel            President and Chief Executive  Officer and
      Director

      Roberto Lopesino              Vice President

                                    EXHIBIT C


                                ACS Balance Sheet

                                    Attached

                                    EXHIBIT D

                      Patents, Trademarks, Trade Names and
                                Copyrights (ACS)


Patents

Patent Number     Date of Patent          Description

      None.



Trademarks

      None.

Trade Names

      None.


Copyrights

      None.

                                    EXHIBIT E

                       Material Contracts and Leases (ACS)


         Option to Purchase Real Estate (Deep Blue Enterprises, Inc.)

                                    EXHIBIT F

                            Insurance Policies (ACS)

                                                   Coverage      Expiration
  Policy                            Insurer          Limit           Date
  ------                            -------        ---------    -------------

                                      None.




                                Litigation (ACS)

Case Name                Case Number   Disposition Description

                                      None.

                                    EXHIBIT G



                                  Assets (ACS)


     Cash in the amount of approximately $440,000 as of August 12, 2013.

                                    EXHIBIT H


              Options, Warrants and Convertible Securities (ACS)


By means of a Private Offering Memorandum dated July 5, 2013, ACS is offering up to 750,000 Units at a price of $1.00 per Unit. Each Unit consists of one share of ACS' common stock and one Series A Warrant. Each Series A Warrant entitles the holder to purchase one share of ACS' common stock a price of $10.00 per share. The Series A Warrants expire on the earlier of August 1, 2016 or twenty days following written notification from ACS that its common stock had a closing bid price at or above $12.00 for any ten consecutive trading days.

As of August 12, 2013 ACS had sold 660,000 units.

                                    EXHIBIT I


                         Officers and Directors (Promap)

               Name                             Position
               ----                             --------

               Steven Tedesco                   President, Chief Executive
                                                Officer and Director

               Robert Carrington, Jr.           Chief Financial Officer,
                                                Secretary, Treasurer and
                                                Director




                           Bank Accounts, Safe Deposit
                       Boxes, Powers of Attorney (Promap)

        Checking account - Wells Fargo Bank
        Savings Account - Wells Fargo Bank

                                   EXHIBIT J


                   Financial Statements- Changes in Financial
                               Condition (Promap)

        Incorporated by reference to Promap's report on Form 10-Q for the three months ended June 30, 2013.

                                    EXHIBIT K



           Patents, Trademarks, Trade Names and Copyrights (Promap)


                                      None.

                                    EXHIBIT L


                           Material Contracts (Promap)


                                      None.

                                    EXHIBIT M


                           Insurance Policies (Promap)

                                      None.



                               Litigation (Promap)

                                      None.

                                    EXHIBIT N


            Options, Warrants and Convertible Securities (Promap)


                                      None.